Form of Custodial Agreement
For All Loans

[_________________],

as Custodian

and

[_________________],

as Trustee

_____________________________

CUSTODIAL AGREEMENT

Dated as of [____] [__], 20[__]

_____________________________

[____________________________

Mortgage Pass-Through Certificates, Series 20[__]-[__]

TABLE OF CONTENTS

Page

Section 1.

Definitions

1

Section 2.

Delivery of this Agreement; Delivery of the Custodial Files.

3

Section 3.

Acceptance of Mortgage Loans by Custodian; Review of Documentation.

6

Section 4.

Obligations of the Custodian; Ownership of Mortgage Loan Documents.

7

Section 5.

Release of Custodial Files.

8

Section 6.

Fees of Custodian

8

Section 7.

Removal of Custodian With Respect to Some or All of the Mortgage Loans

9

Section 8.

Transfer of Custodial Files Upon Termination

9

Section 9.

Examination of Custodial Files

9

Section 10.

Insurance of Custodian

9

Section 11.

Counterparts

10

Section 12.

Periodic Statements

10

Section 13.

Annual Officer’s Certificate as to Compliance.

10

Section 14.

GOVERNING LAW

10

Section 15.

Copies of Mortgage Documents

10

Section 16.

No Adverse Interest of Custodian

11

Section 17.

Resignation by Custodian

11

Section 18.

Term of Agreement

11

Section 19.

Notices

11

Section 20.

Successors and Assigns

12

Section 21.

Limitation on Liability.

13

Section 22.

Custodian Obligations Regarding Genuineness of Documents

13

Section 23.

Shipment of Documents

13

Section 24.

Authorized Representatives

14

Section 25.

Amendments

14

Section 26.

Third-Party Beneficiary

14

Section 27.

Identification of NIMS Insurer

14

Section 28.

Eligibility Requirements for the Custodian

14

EXHIBITS

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

EXHIBIT B-4

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

EXHIBIT B-5

FORM OF LOST NOTE AFFIDAVIT

EXHIBIT B-6

FORM OF ENDORSEMENT

EXHIBIT C

AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

EXHIBIT D

AUTHORIZED REPRESENTATIVES OF THE TRUSTEE

EXHIBIT E

AUTHORIZED REPRESENTATIVES OF THE MASTER SERVICER

EXHIBIT F-1

AUTHORIZED REPRESENTATIVES OF THE SERVICER
([_________________])

EXHIBIT F-2

AUTHORIZED REPRESENTATIVES OF THE SERVICER
([_________________])

EXHIBIT F-3

AUTHORIZED REPRESENTATIVES OF THE SERVICER
([_________________])

This is a Custodial Agreement (the “Agreement”), dated and effective as of [____] [__], 20[__], by and between [_________________], as custodian (the “Custodian”), and [_________________], as trustee (the “Trustee”);

W I T N E S S E T H:

WHEREAS, the Trustee has entered into a Trust Agreement, dated as of [____] [__], 20[__] (the “Trust Agreement”), by and among the Trustee, Structured Asset Securities Corporation, as depositor (the “Depositor”), [_________________], as master servicer (the “Master Servicer”), [_________________], as securities administrator (the “Securities Administrator”), and [_________________], as credit risk manager (the “Credit Risk Manager”), pursuant to which the Depositor has conveyed certain Mortgage Loans identified on Exhibit A hereto (the “Mortgage Loan Schedule”) to the Trustee;

WHEREAS, the Trustee and the Custodian desire that the Custodian shall hold the Mortgage Loan Documents (as defined herein) on behalf of the Trust in accordance with the terms hereof, and that the Custodian shall cooperate with the Master Servicer in the performance of the Master Servicer’s duties under the Trust Agreement and each Servicing Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Trustee and the Custodian agree as follows:

Section 1.  Definitions.  All capitalized terms not defined herein shall have the meanings assigned to such terms in the Trust Agreement.  The Trustee shall notify the Custodian of any material changes to such Trust Agreement that may affect the rights and obligations of the Custodian set forth herein.  Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Agreement:  This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

Custodial File:  As to each Mortgage Loan, any Mortgage Loan Documents that are delivered to the Custodian or which at any time come into the possession of the Custodian pursuant to this Agreement.

Custodian:  [_________________] or any of its successors in interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

Final Certification:  A final certification as to each Mortgage Loan, which Final Certification is delivered to the Depositor, the Master Servicer, the applicable Servicer, the NIMS Insurer and the Trustee by the Custodian in accordance with Section 3(d) hereof and in the form annexed hereto as Exhibit B-3.

Force Majeure:  Acts which shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, government regulations adopted after the date of this Agreement, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature.

Initial Certification:  An initial certification as to each Mortgage Loan, which Initial Certification is delivered to the Depositor (and a copy provided by the Depositor to the NIMS Insurer), the Master Servicer, the applicable Servicer and the Trustee by the Custodian in accordance with Section 3(a) hereof and in the form annexed hereto as Exhibit B-1.

Interim Certification:  An interim certification as to each Mortgage Loan, which Interim Certification is delivered to the Depositor, the Master Servicer, the applicable Servicer, the NIMS Insurer and the Trustee by the Custodian in accordance with Section 3(b) hereof and in the form annexed hereto as Exhibit B-2.

Master Servicer:  [_________________] or its successors in interest.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Custodial File which shall include the Mortgage Loan Documents set forth or described in Section 2 hereof.

Mortgage Loan Documents:  The original documents as to each Mortgage Loan, as set forth or described in Section 2 hereof.

Mortgage Loan Schedule:  The schedule attached hereto as Exhibit A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund.  Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the city, state and zip code of the Mortgaged Property; (iii) the original principal amount of the Mortgage Loan; (iv) the Mortgage Rate at origination; (v) the monthly payment of principal and interest at origination; (vi) the Mortgage Pool in which such Mortgage Loan is included; (vii) the Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate; (viii) the Custodian with respect to the Mortgage File related to such Mortgage Loan; (ix) where applicable, whether such Mortgage Loan is covered by a Bulk PMI Policy and the applicable PMI Insurer and the Insurance Fee Rate; (x) where applicable, whether such Mortgage Loan is a Simple Interest Mortgage Loan; and (xi) where applicable, whether such Mortgage Loan is a DAD Mortgage Loan.  The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

NIMS Insurer:  Any insurer that is guaranteeing certain payments under the NIM Securities.

NIM Securities:  The securities issued in the NIMS Transaction.

NIMS Transaction: Any transaction involving the resecuritization of the Class X and Class P Certificates.

Seller:  [_________________] under the [Mortgage Loan Sale and Assignment Agreement] dated as of [____] [__], 20[__], by and between [_________________], as Seller, and Structured Asset Securities Corporation, as Purchaser.

Servicer:  Each of [_________________], [_________________] and [_________________].

Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of Authorized Representatives annexed hereto as Exhibits F-1, F-2 and F-3 as applicable, furnished by each such Servicer to the Trustee, the Master Servicer, the Custodian and the Depositor on the Closing Date, as such list may from time to time be amended.

Servicing Agreement:  With respect to [_________________], the Servicing Agreement dated as of [____] [__], 20[__], among the Seller, the Master Servicer and such Servicer, and acknowledged by the Trustee and to which the Trustee is a third party beneficiary. With respect to HomEq Servicing Corporation, the Securitization Servicing Agreement dated as of [____] [__], 20[__], among the Seller, the Master Servicer and such Servicer, and acknowledged by the Trustee and to which the Trustee is a third party beneficiary.  With respect to [_________________], each of (i) the Subservicing Agreement dated as of [____] [__], 20[__], among the Seller, the Master Servicer and such Servicer, and (ii) the Reconstituted Servicing Agreement dated as of [____] [__], 20[__], among the Seller, the Master Servicer and such Servicer, each acknowledged by the Trustee and to which the Trustee is a third party beneficiary.

Tax Reports:  Any reports or returns relating to federal, state or local income taxes with respect to this Custodial Agreement, other than in respect to the Custodian’s compensation or for reimbursement of expenses.

Trust:  The trust fund created by the Trust Agreement known as the “[_________], 20[__]-[__].”

Trust Agreement:  As defined in the first RECITAL of this Agreement.

Section 2.  Delivery of this Agreement; Delivery of the Custodial Files.

(a)

On or prior to the Closing Date, the Depositor shall deliver the Mortgage Loan Schedule to the Custodian.  On the Closing Date, the Depositor and the Custodian shall, if necessary, amend the Mortgage Loan Schedule attached as Exhibit A hereto with a copy of such amended Mortgage Loan Schedule delivered to the NIMS Insurer by the Depositor.  Subsequent to the Closing Date, in the event of any repurchase or substitution of any Mortgage Loan, the Trustee shall instruct the Custodian in writing to amend the Mortgage Loan Schedule to reflect the withdrawals and substitutions of Deleted Mortgage Loans from this Agreement with a copy of such amended Mortgage Loan Schedule to be delivered to the NIMS Insurer by the Depositor and provide a copy of the applicable certificate from the Depositor or Master Servicer regarding such withdrawal of a Deleted Mortgage Loan from this Agreement and in the case of any substitution of a Mortgage Loan, to reflect the addition of any Qualifying Substitute Mortgage Loan to this Agreement.  The Mortgage Loans set forth on the Mortgage Loan Schedule from time to time shall be subject to this Agreement.

(b)

On or prior to the Closing Date, the Depositor shall deliver or cause to be delivered to and deposited with the Custodian the following original documents (as to each Mortgage Loan, the “Mortgage Loan Documents”) pertaining to each of the Mortgage Loans identified on the Mortgage Loan Schedule annexed hereto:

(A)

the original Mortgage Note, endorsed without recourse either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit B-6 hereto (in each case, with all necessary intervening endorsements, as applicable), or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit B-5 hereto, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(B)

[with respect to each Mortgage Loan, the original Credit Line Agreement;]

(C)

the original of any guarantee executed in connection with the Mortgage Note assigned to the Trustee;

(D)

with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer’s Certificate of the Depositor to be a true and complete copy of the original submitted for recording, together with a written Opinion of Counsel for the Depositor acceptable to the Trustee that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(E)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office;

(F)

with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned either (A) in blank, without recourse or (B) to “[_________________], as Trustee of the [___________________], 20[__]-[__],” without recourse;

(G)

if applicable, such original intervening assignments of Mortgage, notices of transfer or equivalent instruments (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee and any NIMS Insurer that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loan;

(H)

with respect to any Mortgage Loan other than a Cooperative Loan, the original or a certified copy of lender’s title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title;

(I)

the original Primary Mortgage Insurance Policy or certificate or, an electronic certification evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

(J)

the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office;

(K)

with respect to any Cooperative Loan, the Cooperative Loan Documents; and

(L)

with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

(c)

Any Opinion of Counsel delivered by the Depositor pursuant to this Section 2 shall be accompanied by an Officer’s Certificate of the Depositor, upon which the Custodian shall be entitled to conclusively rely, to the effect that the Depositor has delivered such Opinion of Counsel to the Trustee and such Opinion is acceptable to both.  From time to time, the Trustee, the Master Servicer or a Servicer will forward to the Custodian additional documents pursuant to the Trust Agreement or the Servicing Agreement or additional documents evidencing an assumption, modification or extension of a Mortgage Loan approved by the Master Servicer or a Servicer in accordance with the Trust Agreement and such Servicing Agreement.  The Custodian shall provide the NIMS Insurer with a copy of any such additional documentation.

(d)

All such Mortgage Loan Documents held by the Custodian as to each Mortgage Loan shall constitute the related Custodial File.

(e)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Custodian an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section [___] of the Trust Agreement have been so deposited.  The Depositor shall provide the NIMS Insurer with a copy of any such Officer’s Certificate.

Section 3.  Acceptance of Mortgage Loans by Custodian; Review of Documentation.

(a)

The Custodian, by execution and delivery hereof, acknowledges receipt of the Custodial Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian, on behalf of the Trustee, under this Section 3.  The Custodian, on behalf of the Trustee, shall execute and deliver on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1.

(b)

Within 45 days after the Closing Date, the Custodian shall, on behalf of the Trustee and for the benefit of Holders of the Certificates, review each Custodial File to ascertain that all required documents set forth in Section 2 hereof have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer, the applicable Servicer, the NIMS Insurer and the Trustee an Interim Certification in the form annexed hereto as Exhibit B-2 to the effect that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2 of this Agreement are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan.  The Custodian shall review the documents to see that they are executed and are endorsed as in Section 2 hereof, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face.  The Custodian shall have no responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.  Such Interim Certification shall supersede all Initial Certifications relating to the same Custodial File.

(c)

If in the course of the review described in paragraph (b) above the Custodian discovers any document or documents constituting a part of a Custodial File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered except to alterations which the related borrower has given its written consent) or appears to be unrelated to the Mortgage Loans identified on the Mortgage Loan Schedule (each, a “Material Defect”), the Custodian shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor, the Master Servicer, the applicable Servicer, the Trustee and the NIMS Insurer.

(d)

Within 180 days following the Closing Date, the Custodian shall deliver to the Depositor, the Master Servicer, the applicable Servicer, the NIMS Insurer and the Trustee a Final Certification substantially in the form annexed hereto as Exhibit B-3 evidencing the completeness of the Custodial Files in its possession or control.  Such Final Certification shall supersede all Initial and Interim Certifications relating to the same Custodial File.

(e)

For purposes of the determinations required to be made by the Custodian pursuant to paragraphs (a) through (d) of this Section, the Custodian shall be entitled to conclusively rely upon the diskette, tape or other electronic media (the “Data File”) provided by or on behalf of [the Depositor] with respect to the Mortgage Loans as to whether (i) any guarantee was executed in connection with any Mortgage Loan, (ii) any assumption, modification or substitution agreement was executed in connection with any Mortgage Loan, (iii) primary mortgage guaranty insurance is required with respect to any Mortgage Loan or (iv) any security agreement or equivalent instrument was executed in connection with any Mortgage Loan.

(f)

If, during the term of this Agreement, the Custodian discovers any defect with respect to any Custodial File, the Custodian shall give written specifications of such defect to the Trustee and the NIMS Insurer.

Section 4.  Obligations of the Custodian; Ownership of Mortgage Loan Documents.

(a)

With respect to each Custodial File that is delivered to the Custodian or that comes into the possession of the Custodian pursuant to this Agreement, the Custodian acknowledges and agrees that the Custodian is the custodian for the Trustee exclusively and that the Trustee of the Mortgage Loans has the legal right to, at any time and in its absolute discretion, direct, in writing, the Custodian to release any Custodial File or all Custodial Files to the Trustee or the Trustee’s designee, as the case may be, at such place or places as the Trustee may designate.  The Custodian shall hold each Custodial File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with this Agreement and the written instructions furnished by the Trustee.  The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards (two-hour fire rated) for such custody.  The Custodian shall conduct, or cause to be conducted, periodic audits of the Custodial Files held by it under this Agreement in accordance with this Agreement and of the related accounts, records and computer systems, in such a manner as shall allow the Trustee to verify the accuracy of the Custodian’s record keeping.  The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any document in the Custodial File or of any Mortgage Loans or (ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Custodial File, or suitability of any Mortgage Loan unless specified otherwise in this Agreement.  The Custodian shall promptly report to the Trustee and the NIMS Insurer any failure on its part to hold the Custodial Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy such failure.

(b)

The Custodian shall not be responsible for the preparation or filing of any Tax Reports.

(c)

The Custodian shall not be responsible for delays or failures in performance resulting from acts of Force Majeure.

Section 5.  Release of Custodial Files.

(a)

Upon (i) becoming aware of the payment in full of any Mortgage Loan, or (ii) the receipt by the applicable Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the applicable Servicer shall promptly notify the Custodian by a certification (which certification will include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the custodial account maintained by the applicable Servicer pursuant to the applicable Servicing Agreement have been so deposited) of a Servicing Officer and shall request the Custodian, on the request for release and receipt substantially in the form of Exhibit B-4, to deliver to the applicable Servicer the related Custodial File.  Upon receipt of such certification and request, the Custodian shall promptly release within [______] Business Days the related Custodial File to the applicable Servicer and the Custodian shall have no further responsibility with regard to such Custodial File.

(b)

The Custodian shall, upon request of the Master Servicer or the applicable Servicer and delivery to the Custodian of a request for release and receipt signed by a Servicing Officer substantially in the form of Exhibit B-4, release within [______] Business Days the related Custodial File held in its possession or control to the Master Servicer or the related Servicer.  Such trust receipt shall obligate the Master Servicer or the applicable Servicer to return the Custodial File to the Custodian when the need therefor by the Master Servicer or the applicable Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Custodial File shall be released by the Custodian to the Master Servicer or such Servicer.

Section 6.  Fees of Custodian.  All fees of the Custodian for its services under this Agreement, and any expenses incurred but not paid by the Custodian (including but not limited to counsel fees), will be paid by [_____] on behalf of the Depositor.  In the event of any default in the payment of such fees and expenses by [______], the Custodian shall notify the NIMS Insurer.  The Custodian agrees that it will continue to act as Custodian hereunder and perform its duties hereunder[, and if after a 60-day period[______] has failed to pay the Custodian’s fees, the Custodian may seek repayment of a fee rate equal to $[___] per annum per Mortgage Loan from the Trustee who will pay such fees from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Section 5.02 of the Trust Agreement].

Section 7.  Removal of Custodian With Respect to Some or All of the Mortgage Loans.  With or without cause, the Trustee may with [__] days’ notice remove and discharge the Custodian with the consent of the NIMS Insurer from the performance of its duties under this Agreement with respect to any or all of the Mortgage Loans by written notice from the Trustee to the Custodian, with a copy to the Depositor, the Master Servicer, the Servicer and the NIMS Insurer and delivery of all outstanding Final Certifications.  Having given notice of such removal, the Trustee promptly shall, by written instrument, with a copy to the Depositor and the NIMS Insurer and an original to the successor custodian or document custodian, (i) appoint a successor custodian to act on behalf of the Trustee to replace the Custodian under this Agreement, (ii) designate a document custodian to receive the Custodial Files with respect to the Mortgage Loans removed from this Agreement, or (iii) take delivery of the Custodial Files.  The Trustee’s appointment of a successor custodian or document custodian shall be subject to the consent of the Depositor (and approval by the NIMS Insurer), which consent shall not be unreasonably withheld.  In the event of any such removal, the Custodian shall promptly transfer to the successor custodian, as directed, all affected Custodial Files.  In the event of removal of the Custodian for cause and the appointment of a successor custodian under this Agreement, the expenses of transferring the Custodial Files to the successor custodian shall be at the expense of the Custodian.  In the event of removal of the Custodian without cause by the Trustee and the appointment of a successor custodian under this Agreement, the Trustee shall be responsible for the expenses of transferring the Custodial Files to the successor custodian.  In all cases, the fees of the successor custodian hereunder shall be paid by the Seller on behalf of the Depositor or, if the Seller fails to pay such fees, then as provided in Section 6 above.  Notwithstanding the foregoing, this Agreement shall remain in full force and effect with respect to any Mortgage Loans for which this Agreement is not terminated hereunder.

Section 8.  Transfer of Custodial Files Upon Termination.  If the Custodian is notified by the Trustee that the Trust Agreement has been terminated, upon written request of the Trustee, the Custodian shall release to such Persons as the Trustee shall designate the Custodial Files relating to such Mortgage Loans as the Trustee shall request.

Section 9.  Examination of Custodial Files.  The applicable Servicer, the NIMS Insurer, the Master Servicer and the Trustee and their agents, accountants, attorneys, auditors and prospective purchasers will be permitted during the Custodian’s normal business hours to examine the Custodial Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans at the expense of the requesting party.

Section 10.  Insurance of Custodian.  At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, and errors and omissions insurance (which includes forgery insurance).  All such insurance shall be in amounts, with standard coverage and subject to deductibles, as is customary for insurance typically maintained by banks which act as custodian and in amounts and with insurance companies reasonably acceptable to the Trustee.  A certificate of the respective insurer as to each such policy, with a copy of such policy attached, shall be furnished to the Trustee and the NIMS Insurer, upon request, containing the statement of the insurer or endorsement evidencing that such insurance shall not terminate prior to receipt by the Trustee and the NIMS Insurer, by registered mail, of [__] days’ prior written notice thereof.

Section 11.  Counterparts.  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 12.  Periodic Statements.  On or before December 31 of each year, or upon the request of the Trustee or the NIMS Insurer at any other time, the Custodian shall provide to the Trustee and the NIMS Insurer a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Agreement.  Such list may be in the form of a copy of the Mortgage Loan Schedule with manual additions and deletions to specifically denote any Mortgage Loans substituted, paid off or repurchased since the date of this Agreement.

Section 13.  Annual Officer’s Certificate as to Compliance.

(a)

On or before March 1 of each calendar year, the Custodian shall deliver to the [Trustee][Securities Administrator] and the Depositor a report regarding its assessment of compliance with the criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Sponsor, the Depositor, each Servicer, the Master Servicer, the Securities Administrator and the Trustee, as applicable, and that are backed by the same asset type backing such asset-backed securities.  Each such report shall include all of the statements required to be provided by the Custodian with respect to the Mortgage Loans and the Mortgage Loan Documents under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(b)

On or before March 1 of each calendar year, the Custodian shall deliver to the [Trustee][Securities Administrator] and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Custodian pursuant to subsection (a) above.  Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

Section 14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 15.  Copies of Mortgage Documents.  Upon the request of the Master Servicer, the related Servicer, the NIMS Insurer or the Trustee and at the expense of the Seller, the Custodian shall provide within [___] hours the requestor with copies of the Mortgage Notes, Mortgages, Assignments of Mortgages and other documents relating to any or all of the Mortgage Loans, provided however that such request shall be for [___] copies or less, otherwise, the request shall be treated on a case by case basis.

Section 16.  No Adverse Interest of Custodian.  By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

Section 17.  Resignation by Custodian.  The Custodian may resign as custodian under this Agreement upon at least [___] days’ notice to the Depositor, the Master Servicer, each Servicer, the NIMS Insurer and the Trustee.  The costs associated with the resignation of the Custodian, including all costs associated with the transfer of the Custodial Files, shall be borne by the Custodian.  In the event of such resignation, the Trustee shall promptly appoint a successor custodian acceptable to the NIMS Insurer to serve as Custodian hereunder.  Upon such appointment the Custodian shall promptly transfer to the successor custodian, as directed, all Custodial Files being administered under this Agreement.  If no successor is so appointed and approved by the end of such [__]-day period, the Custodian shall deliver all Custodial Files to the Trustee.  [_____] shall be responsible for the payment or reimbursement of such successor custodian’s reasonable fees and expenses in connection with the performance of such successor custodian’s obligations under this Agreement.

Section 18.  Term of Agreement.  Unless terminated pursuant to Section 7, Section 8 or Section 17 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Trustee under the Trust Agreement.  In such event, all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Trustee.

Section 19.  Notices.  Any demand, notice, consent, reports statement or any other communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).  All demands, notices, consent, reports statement and any other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the recipient party at the address shown below, or at such other addresses as may hereafter be furnished to the other parties by like notice:

(i)

if to the Custodian:

[_________________]

[_________________]

[_________________]

Attention:  [_________________]

or such other address as may hereafter be furnished to the Trustee in writing by the Custodian;

(ii)

if to the Master Servicer:

[_________________]

[_________________]

[_________________]

(iii)

if to the Trustee:

[_________________]

[_________________]

[_________________]

with a copy to the Depositor:

[_________________]

[_________________]

[_________________]

(iv)

if to the Servicers:

(a)

[_________________]

[_________________]

[_________________]

or:

(b)  [_________________]

[_________________]
[_________________]

or:

(c)  [_________________]
[_________________]

[_________________]

Section 20.  Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the parties hereto, subject to the limitations herein provided.  The Trustee shall have the right, subject to the terms of the Trust Agreement, with the consent of the NIMS Insurer and without the consent of the Custodian or the Depositor (but with notice in writing to the Custodian), to assign, in whole or in part, its interest under this Agreement with respect to the Mortgage Loans to one or more parties including the Depositor and affiliates thereof, each of which in turn may assign, with the consent of the NIMS Insurer, its interest under this Agreement with respect to the Mortgage Loans to one or more parties, and such parties shall succeed to the rights of the Trustee under this Agreement with respect to the applicable Mortgage Loans.  All references to the Trustee in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee, specifically including the Depositor and the Trustee.  The Custodian shall have the right to assign, in whole or in part, its interest under this Agreement only with the prior written consent of the Trustee, the NIMS Insurer and the Depositor or in accordance with Section 17 hereof.

Section 21.  Limitation on Liability.

(a)

Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct.  The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(b)

Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Master Servicer, each Servicer, the Trustee, the NIMS Insurer and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust Fund, the Trustee, the NIMS Insurer, the Master Servicer or any Servicer, due to any act or omission by the Custodian with respect to the Custodial Files which constitutes negligence, lack of good faith or willful misconduct on the part of the Custodian; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or gross negligence of such Person.  The provisions of this Subsection 21(b) shall survive the termination of this Custodial Agreement.

Section 22.  Custodian Obligations Regarding Genuineness of Documents.  In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; provided that the provisions of this Section 22 shall not in any manner limit or reduce the responsibilities of the Custodian under Section 3.

Section 23.  Shipment of Documents.  Written instructions as to the method of shipment and the shipper(s) that the Custodian is directed to utilize in connection with transmission of Mortgage Loan Documents in the performance of the Custodian’s duties hereunder shall be delivered by the Depositor to the Custodian prior to any shipment of any Mortgage Loan Documents hereunder.  The Seller will arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Custodial Files and Mortgage Loan Documents as the Depositor deems appropriate.  Without limiting the generality of the provisions of Section 21 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person or property, arising out of actions of the Custodian properly taken pursuant to instructions of the Trustee.

Section 24.  Authorized Representatives.  Each individual designated as an authorized representative of the Custodian, the Trustee, the Master Servicer or any Servicer (an “Authorized Representative”) is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Custodian, the Trustee, the Master Servicer and each Servicer, respectively, and the specimen signature for each such Authorized Representative of the Custodian, the Trustee, the Master Servicer and each Servicer initially authorized hereunder is set forth on Exhibits C, D, E, F-1, F-2 and F-3, respectively.  From time to time, the Custodian, the Trustee, the Master Servicer or any Servicer may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section 24, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

Section 25.  Amendments.  With the consent of the NIMS Insurer, this Agreement may be amended or modified from time to time by the Trustee and the Custodian in writing, with prior notice by the Trustee to the Master Servicer, each Servicer and the Depositor.  In the event of an amendment to the Trust Agreement, the Depositor shall provide a copy of such amendment to the Custodian.  No amendments or modifications to the Trust Agreement that have an impact on this Agreement shall be effective unless agreed to in writing by the Custodian.

Section 26.  Third-Party Beneficiary.  The parties hereto agree that the NIMS Insurer shall reserve the benefit of the provisions of this Agreement as an intended third party beneficiary, provided that all rights of the NIMS Insurer under this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 27.  Identification of NIMS Insurer.  All references in this Agreement to the “NIMS Insurer” shall become operative only after notice from the Depositor to the Trustee and the Custodian of the identification of the NIMS Insurer.

Section 28.  Eligibility Requirements for the Custodian.  The Custodian and any successor custodian shall at all times (i) be a depository institution subject to supervision or examination by a federal or state authority, (ii) have a combined capital and surplus of at least $[15,000,000] and (iii) be qualified to do business in all applicable jurisdictions in which it engages in business.  In case at any time the Custodian shall cease to be eligible in accordance with the provisions of this Section, the Custodian shall resign immediately in the manner and with the effect specified in Section 17.

Section 29.  IN WITNESS WHEREOF, the Trustee and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

[_________________],

as Custodian

By: __________________________________

Name:

Title:

[_________________],

as Trustee

By: __________________________________

Name:

Title:

Acknowledged:

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By: _________________________________

Name:

Title:

STRUCTURED ASSET SECURITIES CORPORATION,

as Depositor

By: _________________________________

Name:

Title:

[_________________],
 as Master Servicer

By: _________________________________

Name:

Title:

[_________________],

as Servicer

By: _________________________________

Name:

Title:

[_________________],
 as Servicer

By: _________________________________

Name:

Title:

[_________________],
 as Servicer

By: _________________________________

Name:

Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

[Date]

[_________________]

[_________________]

[_________________]

Re:

Custodial Agreement dated as of [____] [__], 20[__] (the “Custodial Agreement”), between [_________________], as Trustee, and [_________________], as Custodian, with respect to [___________________] Mortgage Pass-Through Certificates, Series 20[__]-[__]

Ladies and Gentlemen:

In accordance with Section 3 of the Custodial Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the applicable documents listed in Section 2 of the Custodial Agreement for each Custodial File pertaining to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A to the Custodial Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Custodial Agreement.  This Certification is subject in all respects to the terms of Section 3 of the Custodial Agreement and the Custodial Agreement sections cross-referenced therein.

[_________________],

as Custodian

By:

Name:

Title:

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

________________

[Date]

[_________________]

[_________________]

[_________________]

Re:

Custodial Agreement dated as of [____] [__], 20[__] (the “Custodial Agreement”), between [_________________], as Trustee, and [_________________], as Custodian, with respect to [___________________] Mortgage  Pass-Through Certificates, Series 20[__]-[__]

Ladies and Gentlemen:

In accordance with Section 3 of the Custodial Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A thereto (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it received the applicable documents listed in Section 2 of the Custodial Agreement.

The undersigned hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A thereto (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has reviewed the documents listed in Section 2 of the Custodial Agreement and has determined that each such document appears regular on its face, appears to contain the required signatures by or on behalf of the mortgagor and the mortgagee, and appears to relate to the Mortgage Loan identified in such documents.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Custodial Agreement.  This Certification is qualified in all respects by the terms of the Custodial Agreement including, but not limited to, Section 3.

[_________________],

, as Custodian

By:

Name:

Title:

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

_______________

[Date]

[_________________]

[_________________]

[_________________]

Re:

Custodial Agreement dated as of [____] [__], 20[__] (the “Custodial Agreement”), between [_________________], as Trustee, and [_________________], as Custodian, with respect to [___________________] Mortgage  Pass-Through Certificates, Series 20[__]-[__]

Ladies and Gentlemen:

In accordance with Section 3 of the Custodial Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A thereto (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has received the applicable documents listed in Section 2 of the Custodial Agreement

The undersigned hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit A thereto (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has reviewed the documents listed in Section 2 of the Custodial Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (v) of the definition of Mortgage Loan Schedule is correct.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Custodial Agreement.  This Certification is qualified in all respects by the terms of the Custodial Agreement.

[_________________],

as Custodian

By:

    Name:

       Title:

EXHIBIT B-4

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

________________

[Date]

[_________________]

[_________________]

[_________________]

In connection with the administration of the mortgages held by you as Custodian under a certain Custodial Agreement dated as of [____] [__], 20[__] (the “Custodial Agreement”), between [_________________], as Trustee, and you, as Custodian, the undersigned Master Servicer or Servicer hereby requests a release of the Mortgage File held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.  Mortgage Loan paid in full.  The Master Servicer (or Servicer) hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.

2.  The Mortgage Loan is being foreclosed.

3.  Mortgage Loan substituted.  The Master Servicer (or Servicer) hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.

4.  Mortgage Loan repurchased.  The Master Servicer (or Servicer) hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.

5.

Other.  (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Custodial Agreement.

_____________________________________

Name of  Master Servicer (or Servicer)

By: _________________________________

Name:

Title:  Servicing Officer

EXHIBIT B-5

FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

I, _________________________________________, being duly sworn, do hereby state under oath that:

1.

I am a duly elected ______________________ of Lehman Brothers Holdings Inc. (the “Company”) and am duly authorized to make this affidavit.

2.

This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Trust Agreement, dated as of [____] [__], 20[__], among Structured Asset Securities Corporation, as Depositor, [_________________], as Master Servicer, [_________________], as Trustee, [_________________], as Securities Administrator, and [_________________], as Credit Risk Manager, relating to the [___________________] Trust Mortgage Pass-Through Certificates, Series 20[__]-[__] (the “Agreement”).

3.

The ______________ is the payee under the following described Mortgage Note (“Mortgage Note”) which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

Loan Number: __________________________________

Mortgage Note Date:_____________________________

Borrower(s): ___________________________________

Original Payee (if not the Company): ___________

Original Amount:________________________________

Mortgage Rate: _________________________________

Address of Mortgaged Property: _________________

________________________________________________

4.

The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

5.

A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

6.

Attached hereto is a true and correct copy of the Mortgage Note.

7.

The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Mortgage Loan Sale and Assignment Agreement.

8.

Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations, warranties and covenants appearing in Section [___] of the [Mortgage Loan Sale and Assignment Agreement] and Section [___] of the Agreement, the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section [___] of the Agreement.  In addition, the Company covenants and agrees to indemnify the Trustee, the Trust Fund and the NIMS Insurer from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company’s failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

9.

In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Trustee.

10.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

Date: _______________________

______________________________

(signature)

______________________________

(print name)

______________________________

(print title)

EXHIBIT B-6

FORM OF ENDORSEMENT

Pay to the order of [_________________], as trustee (the “Trustee”) under the Trust Agreement dated as of [____] [__], 20[__], among Structured Asset Securities Corporation, as Depositor, [_________________], as Securities Administrator, [_________________], as Master Servicer, the Trustee, and [_________________], as Credit Risk Manager, relating to [___________________] Mortgage Pass-Through Certificates, Series 20[__]-[__], without recourse.

__________________________________

[current signatory on note]

By:_______________________________

Name:

Title:

EXHIBIT C

AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

Name	Signature	Title

EXHIBIT D

AUTHORIZED REPRESENTATIVES OF THE TRUSTEE

Name	Signature	Title

EXHIBIT E

AUTHORIZED REPRESENTATIVES OF THE MASTER SERVICER

Name	Signature	Title

EXHIBIT F-1

AUTHORIZED REPRESENTATIVES OF THE SERVICER
([_________________])

Name	Signature	Title

EXHIBIT F-2

AUTHORIZED REPRESENTATIVES OF THE SERVICER
([_________________])

Name	Signature	Title

EXHIBIT F-3

AUTHORIZED REPRESENTATIVES OF THE SERVICER
([_________________])

Name	Signature	Title